UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	98-0399476 (I.R.S. Employer Identification No.)

500 North Shoreline, Ste. 800N, Corpus Christi, Texas (Address of Principal Executive Offices)	78471 (Zip Code)

2009 STOCK INCENTIVE PLAN
(Full title of the plan)

Amir Adnani, President and Chief Executive Officer
500 North Shoreline, Ste. 800N
Corpus Christi, Texas 78471
(Name and address of agent for service)

Tel: (361) 888-8235
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-25 of the Exchange Act.
Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common shares	2,000,000 shares	$5.346 per share	$10,692,000.00	$1,241.34

(1)     This registration statement covers shares of our common stock, par value $0.001 per share, issuable pursuant to stock options and other equity incentive awards under our 2009 Stock Incentive Plan.

(2)     This registration statement shall also cover an indeterminable number of additional shares which may become issuable under the 2009 Stock Incentive Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares.

(3)     The proposed maximum offering price per share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon (i) the average exercise price of $2.981 per share under outstanding options to purchase 438,136 shares being registered hereunder and (ii) with respect to the remaining 1,561,864 shares being registered hereunder, the average of the high and low prices of our common stock of $6.01 per share, as reported on NYSE Amex Equities Exchange on February 3, 2011.

(4)     The proposed maximum aggregate offering price is based on the proposed maximum offering price per share times the total number of shares to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus ("prospectus" or "Registration Statement"), constitute a prospectus that meets the requirements of Section 10(a) of the United States Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, beginning on Page P-1 up to but not including Part II of this Registration Statement, beginning on Page II-1, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares which are deemed to be "control securities" under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1.     Plan Information.

This Registration Statement on Form S-8 relates to a maximum of 2,000,000 shares of common stock, par value $0.001 per share, issuable directly by Uranium Energy Corp. ("we" or the "company") under the 2009 Stock Incentive Plan or pursuant to the exercise of options or other awards that have been or may be granted under the 2009 Stock Incentive Plan. The Company previously filed, on October 1, 2009, a Registration Statement on Form S-8 regarding 5,000,000 shares of common stock issuable by the Company under the 2009 Stock Incentive Plan. Effective May 25, 2010, the Company's Board of Directors amended the 2009 Stock Incentive Plan to increase the number of shares issuable thereunder from 5,000,000 shares to 7,000,000 shares. The Company's shareholders approved this amendment at an annual general meeting of shareholders held on July 22, 2010.

We will provide each participant in our 2009 Stock Incentive Plan (each, a "Participant") with documents that contain information related to our 2009 Stock Incentive Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Participant who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.     Registrant Information and Employee Plan Annual Information.*

We will provide to each Participant a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

*     Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

REOFFER PROSPECTUS

The date of this prospectus is February 4, 2011

URANIUM ENERGY CORP.
500 North Shoreline, Ste. 800N, Corpus Christi, Texas 78471

2,000,000 SHARES OF COMMON STOCK

This reoffer prospectus relates to 2,000,000 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by certain eligible participants (each, an "Eligible Participant") in our "2009 Stock Incentive Plan" for their own account. Eligible Participants in our 2009 Stock Incentive Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those Eligible Participants who are "affiliates" of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")).

It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the NYSE Amex Equities Exchange or such other securities exchange or securities market (if any) that our common stock may then be traded. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted under our 2009 Stock Incentive Plan and will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the NYSE Amex Equities Exchange under the symbol "UEC." On February 3, 2011, the last reported price of our common stock on such market was $5.79 per share.

Investing in our common stock involves risks. See "Risk Factors" starting on page P-3 of this reoffer prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

PROSPECTUS SUMMARY

This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors" and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read.

All references in this prospectus to "the Company," "we," "us," "our" or "our company" refer to Uranium Energy Corp. and our consolidated subsidiaries. All dollar amounts refer to United States dollars unless otherwise indicated.

This reoffer prospectus relates to 2,000,000 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by certain Eligible Participants in our 2009 Stock Incentive Plan for their own account. Eligible Participants in our 2009 Stock Incentive Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those Eligible Participants who are "affiliates" of our company, as defined in Rule 405 under the Securities Act.

Our Business

We are a natural resource company engaged in exploration, development and production activities on mineral property interests that we believe contain or have the potential to contain economic quantities of uranium ore. Our strategy is to acquire properties that have undergone some degree of uranium exploration but have yet to be mined.

We own the Hobson uranium processing facility located in Karnes County, Texas which is designed to process uranium-loaded resins from satellite mining operations to produce yellowcake, the final product.

As of the date of this prospectus, we have interests in uranium exploration mineral properties totaling 47,074 gross acres (42,371.88 net mineral acres) of properties that have been leased, staked or optioned which we intend to explore for economic deposits of uranium. These properties are subject to varying net royalty interests. Many of these properties have been the subject of historical exploration by other mining companies. We believe that our properties are prospective for mineral exploration based on either prior exploration conducted by other companies, or management information and work products derived from various reports, maps, radioactive rock samples, exploratory drill logs, state organization reports, consultants, geological study, and other exploratory information.

Our principal mineral property interests are the Palangana project in Duval County, Texas and the Goliad project in Goliad County, Texas. We have not established proven or probable reserves through the completion of feasibility studies for any of our mineral property interests, and there are no plans to do so.

On December 14, 2010, the Commissioners of the Texas Commission on Environmental Quality ("TCEQ") approved a Mine Permit and the Production Area Authorization for Production Area One and granted the request for designation of an Exempt Aquifer for the Company's Goliad in-situ recovery ("ISR") project located in South Texas. The approvals concluded an administrative hearing which is part of the State's permitting process. With this milestone the Goliad project only has one remaining Texas authorization pending, a Radioactive Material License ("RML"). The RML application is at an advanced technical review stage with the TCEQ.

The Goliad ISR project is one of the Company's four ISR uranium projects (also referred to as satellite projects) in South Texas and is located 40 miles east of the Company's Hobson ISR processing facility.  The facility at Hobson forms the basis of the Company's regional operating strategy in the South Texas uranium belt and is designed to process uranium-loaded resins from satellite projects to a final product commonly known as yellowcake or U3O8.  The Company's near-term plan is to have any Goliad ISR production processed at Hobson along with current production from the Palangana project.

On November 17, 2010, the Company announced it had started uranium production using ISR methods at its Palangana project in South Texas. Phase I of three separate development phases of the wellfield at Production Area 1 (PAA-1) is complete, with 30 injection wells and 15 production wells on-line. Phases II and III of the PAA-1 wellfield each will contain 45 production and injection wells. All Phase II wells have been completed, and are targeted to commence mining in the first quarter of 2011. Installation of Phase III wells commenced with three rigs actively casing and then completing each well. The Company is scheduling these wells to come on-line and to start production during the second quarter of 2011. The average depth of wells throughout the PAA-1 wellfield is 450 feet.

Corporate Organization

Our company was incorporated under the laws of the State of Nevada on May 16, 2003 under the name "Carlin Gold Inc." During 2004, we changed our business operations and focus from precious metals exploration in the State of Nevada to the exploration for economic reserves of uranium throughout the United States. On February 10, 2005, we filed an amendment to our Articles of Incorporation changing our name to "Uranium Energy Corp.". On December 31, 2007, we incorporated a wholly-owned subsidiary under the laws of the Province of British Columbia, Canada, UEC Resources Ltd.

On January 24, 2005, we completed a reverse stock split of our shares of common stock on the basis of one share for each two outstanding shares. Effective February 6, 2006, we amended our Articles of Incorporation with the Nevada Secretary of State increasing our authorized capital stock from 75,000,000 shares of common stock, with a $0.001 par value, to 750,000,000 shares of common stock with a similar par value. Effective February 28, 2006, we completed a forward split of our shares of common stock on the basis of 1.5 shares for each outstanding share to increase liquidity for our shares of common stock.

In June 2007, we determined to change our fiscal year end from December 31 to July 31. Accordingly, on October 29, 2007, we filed a Transition Report on Form 10-KSB for the period year ended July 31, 2007, as subsequently amended, with the SEC and commenced a new reporting period.

On December 18, 2009, we purchased all of the outstanding securities of URN Texas GP, LLC and URN South Texas Project, Ltd., the 99% joint venture partner of the South Texas Mining Venture, L.L.P. ("STMV"). Additionally, on December 18, 2009 we contemporaneously acquired certain assets and liabilities from a third party including the remaining 1% interest in STMV.

Our principal offices are located at 500 North Shoreline, Ste. 800N, Corpus Christi, Texas, USA, 78471, our telephone number is (361) 888-8235, and our web site address is www.uraniumenergy.com.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

We will require significant additional financing in order to continue our exploration and development activities and our assessment of the commercial viability of our mineral properties.

We will need to raise additional financing to complete further exploration and development of our mineral properties. Furthermore, if the costs of our planned exploration and development programs are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise the required funds, or on terms satisfactory to us. The continued exploration and development of our mineral properties and the development of our business will depend upon our ability to establish the commercial viability of our mineral properties and to ultimately develop cash flow from operations and reach profitable operations. We are currently conducting exploration activities on the majority of our properties and we have no revenue from operations and are experiencing significant negative cash flow. Accordingly, the primary source of funds presently available to us is through the sale of equity securities. In addition, we believe that debt financing may potentially be an alternative to us. Alternatively, we may finance our business by offering an interest in our mineral properties to be earned by another party or parties carrying out further exploration thereof or to obtain project or operating financing from financial institutions, neither of which is presently intended. Our future cash flows and the availability of financing will be subject to a number of variables, including the market price of uranium. We may not be able to obtain additional financing on favorable terms, if at all. If we are unable to obtain this additional financing, we will not be able to continue our exploration or development activities and our assessment of the commercial viability of our mineral properties.

As our mineral properties do not contain any reserves, we may not discover commercially exploitable quantities of ore on our mineral properties that would enable us to enter into commercial production, achieve revenues and recover the money we spend on exploration.

Since inception, we have not established proven and probable reserves through the completion of feasibility studies for any of our mineral properties in accordance with SEC Industry Guide 7, and there are no plans to do so. Accordingly, we are classified as an exploration stage company. Although we announced initial production activities at our Palangana project on November 17, 2010, and continue to conduct development activities on our Palangana project as well as permitting activities on our Goliad project, there is no assurance that a commercially viable mineral deposit exists or will be established on any of our mineral properties in accordance with SEC Industry Guide 7. We will continue to conduct exploration activities on our other mineral property interests with the objective of ascertaining whether these properties contain economic quantities of uranium ore. The known mineralization at these projects has not been determined to be economic ore, and may never be determined to be economic. We will also continue to pursue the acquisition of new mineral property interests that we believe contain or have the potential to contain economic quantities of uranium ore. There is a substantial risk that these exploration activities will not result in discoveries of commercially recoverable quantities of ore.

Our exploration activities on our mineral properties may not be successful, which could lead us to abandon our plans to develop the property and its investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of ore on our mineral properties that can then be developed into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of uranium exploration is determined in part by the following factors:

    identification of potential uranium mineralization based on superficial analysis;

    availability of government-granted exploration permits;

    the quality of management and geological and technical expertise; and

    the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be established or determined to be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover mineralized material in sufficient quantities on our properties to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on our mineral properties.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred net losses totaling $77,283,793 from May 16, 2003 (inception) to October 31, 2010. We incurred net losses totaling $14,478,669 in the year ended July 31, 2010, $13,503,576 in the year ended July 31, 2009 and $19,236,124 in the year ended July 31, 2008. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that: (i) the costs to acquire additional uranium exploration claims are more than we currently anticipate; (ii) exploration costs for additional claims increase beyond our expectations; (iii) development and mining expenditures exceed anticipated costs; or (iv) we encounter greater costs associated with general and administrative expenses or offering costs.

Our participation in an increasingly larger number of uranium minerals exploration prospects has required and will continue to require substantial capital expenditures. The uncertainty and factors described throughout this section may impede our ability to economically discover uranium prospects. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

We are a relatively new entrant into the uranium mineral exploration and mining industry with a limited and unprofitable operating history.

Since our inception on May 16, 2003, our activities have been limited to organizational efforts, obtaining working capital and acquiring, exploring and developing a very limited number of properties. As a result, there is limited historical financial and operating information available upon which to evaluate our future performance.

The business of minerals exploration and mining is subject to many risks and uncertainties, including those described in this section, and if uranium is found in economic quantities, the profitability of future uranium mining ventures depends upon factors beyond our control. The profitability of mining uranium properties if economic quantities of uranium are found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) geological problems; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected ore grades; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi)

unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations.

The risks associated with exploration and mining could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability.

The Company's exploration and mining activities are subject to the risks normally inherent in the industry, including, but not limited, to environmental hazards, flooding, fire, periodic or seasonal hazardous climate and weather conditions, unexpected rock formation, industrial accidents and metallurgical and other processing problems. These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties; personal injury; environmental damage; delays in mining; increased production costs; monetary losses; and possible legal liability. The Company may become subject to liability which it cannot insure against or which it may elect not to insure due to high premium costs or other reasons. Where considered practical to do so the Company maintains insurance against risks in the operation of its business in amounts which the Company believes to be reasonable. Such insurance, however, contains exclusions and limitations on coverage. The Company cannot provide any assurance that such insurance will continue to be available, will be available at economically acceptable premiums or will be adequate to cover any resulting liability. In some cases, coverage is not available or considered too expensive relative to the perceived risk.

The uranium exploration and mining industry is highly competitive and there is no assurance that we will be successful in acquiring mineral exploration properties or leases.

The uranium exploration and mining industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce uranium, but also market uranium and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive uranium properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration and mining activities during periods of low uranium market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to explore them in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects.

If we are successful in acquiring additional properties, some or all of the properties may not produce positive results of exploration, or we may not complete exploration of such prospects within specified time periods which may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, market fluctuations in commodity pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of uranium and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Uranium mining operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our business operations.

If economic quantities of uranium are found on any lease owned by us in sufficient quantities to warrant uranium mining operations, such mining operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Uranium mining operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; other than what has been previously disclosed herein, no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date, we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

Uranium minerals exploration, development and mining activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.

Uranium minerals exploration, development and mining operations are subject to stringent federal, state, provincial, and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago.

Our uranium mining operations and exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Uranium mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance are expected to increase with the increasing scale and scope of operations and we expect these costs may increase in the future.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured at the current date against possible environmental risks.

Any change in government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other applicable jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Timing, estimated amount, capital and operating expenditures and economic returns of future production are based on estimates which may differ from actual results.

Other than what has been previously disclosed herein, there are no assurances if and when a particular mineral property of the Company can enter into production. The amounts of future production for all our projects, including Palangana, are based on the estimates prepared by or for the Company. The capital and operating costs to take the Company's projects into production may be significantly higher than anticipated. Capital and operating costs of production and economic returns are based on estimates prepared by or for the Company may differ significantly from their actual values. There can be no assurance that the Company's actual capital and operating costs will not be higher than currently anticipated.

In addition, the construction and development of mines and infrastructure are complex. Resources invested in construction and development may yield outcomes that may differ significantly from those anticipated by the Company.

We may be unable to retain key employees or consultants or recruit additional qualified personnel.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Amir Adnani, our President, Chief Executive Officer, Principal Executive Officer and a director, and Harry Anthony, our Chief Operating Officer and a director. Further, we do not have key man life insurance on any of these individuals. We may not have the financial resources to hire a replacement if any of our officers were to die. The loss of service of any of these employees could therefore significantly and adversely affect our operations.

Our officers and directors may be subject to conflicts of interest.

Some of our officers and directors serve only part time and may be subject to conflicts of interest. Each may devote part of his working time to other business endeavors, including consulting relationships with other corporate entities, and may have responsibilities to these other entities. Such conflicts may include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, some of our officers and directors may be subject to conflicts of interest.

Nevada law and our articles of incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to the Company or its stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related to Our Common Stock

Sales of a substantial number of shares of our common stock into the public market by certain stockholders may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market by certain stockholders could cause a reduction in the market price of our common stock. As of January 31, 2011, we have 70,455,934 shares of common stock issued and outstanding, of which 16,165,299 shares are restricted securities as that term is defined in Rule 144 under the Securities Act. Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Further, as of January 31, 2011, there are an aggregate of 8,617,000 stock options outstanding and an aggregate of 8,568,548 share purchase warrants outstanding.

The sale of a substantial number of shares into the public market of previously restricted shares, or upon exercise of stock options or warrants, could place downward pressure on the price of our common stock.

The trading price of our common stock on the NYSE Amex Equities exchange and previously on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may have difficulty reselling their shares.

Our common stock commenced trading on the NYSE Amex Equities exchange (formerly known as the American Stock Exchange) on September 28, 2007, and previously traded on the OTC Bulletin Board, and the trading price has fluctuated. In addition to volatility associated with securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Additional issuances of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation authorize the issuance of 750,000,000 shares of common stock.

The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

Our common stock may at times be classified as a "penny stock" under SEC rules which limits the market for our common stock.

Because the market price of the common stock has fluctuated and may trade at times at less than $5 per share, the common stock may be classified from time to time as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock from time to time may limit the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors." These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

INFORMATION ABOUT THE OFFERING

This reoffer prospectus relates to 2,000,000 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by certain Eligible Participants in our 2009 Stock Incentive Plan for their own account. Eligible Participants in our 2009 Stock Incentive Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those Eligible Participants who are "affiliates" of our company, as defined in Rule 405 under the Securities Act.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling stockholders pursuant to this prospectus. All of the 2,000,000 common shares which may be offered pursuant to this reoffer prospectus underlie awards that have been or may be granted under our 2009 Stock Incentive Plan. We will receive proceeds from the exercise of any stock options that may be granted under the 2009 Stock Incentive Plan. The exercise or purchase price per share, if any, of each award may not be less than the Fair Market Value (as defined in the 2009 Stock Incentive Plan) of our company's common stock on the date of the grant. All proceeds, if any, from the exercise of these future options will be added to our working capital.

The selling stockholders will receive all proceeds from the sales of these shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their shares).

DILUTION

Because the selling stockholders who offer and sell shares of common stock covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

SELLING STOCKHOLDERS

Our 2009 Stock Incentive Plan, as amended, provides that we may grant awards providing for the issuance of up to an aggregate of 7,000,000 shares under such plan, and 7,000,000 shares of common stock have been reserved for issuance under all awards that may be granted under our 2009 Stock Incentive Plan. The Company previously filed, on October 1, 2009, a Registration Statement on Form S-8 regarding 5,000,000 shares of common stock issuable by the Company under the 2009 Stock Incentive Plan. Effective May 25, 2010, the Company's Board of Directors amended the 2009 Stock Incentive Plan to increase the number of shares issuable thereunder from 5,000,000 shares to 7,000,000 shares. The Company's shareholders approved this amendment at an annual general meeting of shareholders held on July 22, 2010.

"Eligible Participants" who are entitled to participate in the 2009 Stock Incentive Plan consist of employees, directors and consultants of (a) our company or (b) any of the following entities: (i) any "parent corporation" as defined in section 424(e) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) any "subsidiary corporation" as defined in section 424(f) of the Code; or (iii) any business, corporation, partnership, limited liability company or other entity in which our company, a parent corporation or a subsidiary corporation holds a substantial ownership interest, directly or indirectly.

The selling stockholders named in this prospectus in the table below are "affiliates" of our company (as defined in Rule 405 under the Securities Act). Such selling stockholders are offering an aggregate of 890,000 shares offered through this prospectus, of which all 890,000 shares consist of shares underlying stock options that we have granted to the selling stockholders pursuant to our 2009 Stock Incentive Plan.

If, subsequent to the date of this reoffer prospectus, we grant any further awards under the 2009 Stock Incentive Plan to any Eligible Participants who are "affiliates" of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common shares held by each of the selling stockholders, including:

1.     the number of common shares owned by each selling stockholder prior to this offering;

2.     the total number of common shares that are to be offered by each selling stockholder;

3.     the total number of common shares that will be owned by each selling stockholder upon completion of the offering;

4.     the percentage owned by each selling stockholder; and

5.     the identity of the beneficial holder of any entity that owns the common shares.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling stockholders as these options are exercisable within 60 days of the date hereof.

The "Number of Shares Being Offered" includes the common shares that have been or may be acquired by the selling stockholders pursuant to the exercise of stock options granted to the selling stockholders pursuant to our 2009 Stock Incentive Plan. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

	Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Being Offered	Shares Beneficially Owned Upon Completion of the Offering(1)
Name of Selling Stockholder	Number	Percent		Number	Percent
Directors and Executive Officers:
Amir Adnani President, Chief Executive Officer and a director	2,922,801(2)	4.1%	250,000	2,672,801	3.7%
Alan P. Lindsay Chairman and a director	2,346,287 (3)	3.3%	90,000	2,256,287	3.2%
Harry L. Anthony Chief Operating Officer and a director	2,072,500 (4)	2.9%	250,000	1,822,500	2.5%
Erik Essiger A director	592,500(5)	*	67,500	525,000	*
Ivan Obolensky A director	213,419 (6)	*	45,000	168,419	*
Vincent Della Volpe A director	245,000 (7)	*	45,000	200,000	*
David Kong A director	75,000	*	75,000	Nil	Nil
Mark A. Katsumata Secretary, Treasurer and Chief Financial Officer	222,339(8)	*	67,500	154,839	*
Directors and Executive Officers as a group (8 persons):	8,689,846(9)	11.6%	890,000	7,799,846	10.4%

(1)     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of January 31, 2011, there were 70,455,934 shares issued and outstanding.

(2)     This figure represents (i) 1,745,301 shares of common stock and (iii) stock options to purchase 1,177,500 shares of our common stock.

(3)     This figure represents (i) 1,306,287 shares of common stock and (iii) stock options to purchase 1,040,000 shares of our common stock. Alan P. Lindsay is the father-in-law of Amir Adnani.

(4)     This figure includes (i) 822,500 shares of common stock and (ii) stock options to purchase 1,250,000 shares of our common stock.

(5)     This figure includes (i) 450,000 shares of common stock and (ii) stock options to purchase 142,500 shares of our common stock.

(6)     This figure includes (i) 18,419 shares of common stock and (ii) stock options to purchase 195,000 shares of our common stock.

(7)     This figure represents stock options to purchase 245,000 shares of our common stock.

(8)     This figure includes (i) 4,839 shares of common stock and (ii) stock options to purchase 217,500 shares of our common stock.

(9)     This figure includes (i) 4,197,346 shares of common stock and (ii) stock options to purchase 4,492,500 shares of our common stock.

*        Less than one percent.

PLAN OF DISTRIBUTION

2009 Stock Incentive Plan

On June 5, 2009 our Board of Directors adopted the 2009 Stock Incentive Plan, under which an aggregate of 5,000,000 shares may be issued. Effective May 25, 2010, our Board of Directors amended the 2009 Stock Incentive Plan to increase the number of shares issuable thereunder from 5,000,000 shares to 7,000,000 shares.

The purpose of the 2009 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2009 Stock Incentive Plan is to be administered by our Board of Directors or a committee appointed by and consisting of two or more members of the Board of Directors, which shall determine, among other things, (i) the persons to be granted awards under the 2009 Stock Incentive Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue shares, options, stock appreciation rights, deferred stock rights, and dividend equivalent rights, among others, under the 2009 Stock Incentive Plan. An aggregate of 7,000,000 of our shares may be issued pursuant to the grant of awards under the 2009 Stock Incentive Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an Eligible Participant's continuous service only to the extent provided by the administrator under the 2009 Stock Incentive Plan. If the administrator under the 2009 Stock Incentive Plan permits an Eligible Participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an Eligible Participant's service has been terminated for "cause," he or she shall immediately forfeit all rights to any of the awards outstanding.

The foregoing summary of the 2009 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the 2009 Stock Incentive Plan.

Timing of Sales

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.     the market price prevailing at the time of sale;

2.     a price related to such prevailing market price; or

3.     such other price as the selling stockholders determine from time to time.

The sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.     a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.     purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.     ordinary brokerage transactions in which the broker solicits purchasers;

4.     through options, swaps or derivatives;

5.     privately negotiated transactions; or

6.     in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.     may not engage in any stabilization activities in connection with our common stock;

2.     may not cover short sales by purchasing shares while the distribution is taking place; and

3.     may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. From time to time, our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the SEC, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that when and if applicable, the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses include, but are not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon for us by McMillan LLP of Vancouver, British Columbia, Canada.

The consolidated financial statements of Uranium Energy Corp. at July 31, 2010 and for the year then ended, incorporated by reference in this reoffer prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the operations to be acquired by Uranium Energy Corp. (collectively the "Texas Operations") as at December 31, 2008 and 2007 and for the years then ended, incorporated in this Prospectus by reference from the Current Report on Amendment No. 2 to Form 8-K of the Company filed with the SEC on November 22, 2010 have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on July 31, 2010 to the date of this prospectus, other than those changes that have been described in our Quarterly Report on Form 10-Q for our fiscal quarter ended October 31, 2010 that we filed with the SEC on December 10, 2010, in our Current Reports on Form 8-K that we filed with the SEC on October 29, 2010, November 22, 2010, and January 10, 2011, our Current Report on Form 8-K/A (Amendment No. 2) that we filed with the SEC on November 22, 2010, and in our Current Reports on Form 8-K that we furnished to the SEC on October 22, 2010, November 10, 2010, November 17, 2010, November 18, 2010, December 1, 2010, December 14, 2010, December 16, 2010, and December 20, 2010.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you be referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus.

The following documents filed by our company with the SEC are incorporated herein by reference:

(a)     our Annual Report on Form 10-K for the fiscal year ended July 31, 2010 that we filed with the SEC on October 14, 2010;

(b)     our Quarterly Report on Form 10-Q for our fiscal quarter ended October 31, 2010 that we filed with the SEC on December 10, 2010;

(c)     our Current Reports on Form 8-K that we filed with the SEC on October 29, 2010, November 22, 2010, and January 10, 2011;

(d)     our Current Report on Form 8-K/A (Amendment No. 2) that we filed with the SEC on November 22, 2010, including the combined financial statements of the Texas Operations (acquired by Uranium Energy Corp. on December 18, 2009) for the nine months ended September 30, 2009 (unaudited) and years ended December 31, 2008 and December 31, 2007;

(e)     our Current Reports on Form 8-K that we furnished to the SEC on October 22, 2010, November 10, 2010, November 17, 2010, November 18, 2010, December 1, 2010, December 14, 2010, December 16, 2010, and December 20, 2010; and

(f)     The description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on December 12, 2005, as updated in the Company's Current Report on Form 8-K, as filed with the SEC on February 9, 2006, which disclosed the increase in the Company's authorized share capital to 750,000,000 shares of common stock.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Mr. Amir Adnani, our President and Chief Executive Officer, at the following address and phone number:

Amir Adnani, President and Chief Executive Officer
500 North Shoreline, Ste. 800N
Corpus Christi, Texas 78471
Tel: (361) 888-8235

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any supplement that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any material that we file with the SEC at the Public Reference Section, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding issuers that file electronically with the SEC. This prospectus is part of a registration statement on Form S-8 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities offered, including certain exhibits. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

URANIUM ENERGY CORP.

2,000,000 Shares of Common Stock to be Offered and Sold by Selling Stockholders

February 4, 2011

____________________________________

REOFFER PROSPECTUS

____________________________________

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Uranium Energy Corp. (the "Company"). This reoffer prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date of this reoffer prospectus. However, in the event of a material change, this reoffer prospectus will be amended or supplemented accordingly.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.     Incorporation of Documents by Reference.

The following documents filed by our company with the SEC are incorporated herein by reference:

(a)     our Annual Report on Form 10-K for the fiscal year ended July 31, 2010 that we filed with the SEC on October 14, 2010;

(b)     our Quarterly Report on Form 10-Q for our fiscal quarter ended October 31, 2010 that we filed with the SEC on December 10, 2010;

(c)     our Current Reports on Form 8-K that we filed with the SEC on October 29, 2010, November 22, 2010, and January 10, 2011;

(d)     our Current Report on Form 8-K/A (Amendment No. 2) that we filed with the SEC on November 22, 2010, including the combined financial statements of the Texas Operations (acquired by Uranium Energy Corp. on December 18, 2009) for the nine months ended September 30, 2009 (unaudited) and years ended December 31, 2008 and December 31, 2007;

(e)     our Current Reports on Form 8-K that we furnished to the SEC on October 22, 2010, November 10, 2010, November 17, 2010, November 18, 2010, December 1, 2010, December 14, 2010, December 16, 2010, and December 20, 2010; and

(f)     The description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on December 12, 2005, as updated in the Company's Current Report on Form 8-K, as filed with the SEC on February 9, 2006, which disclosed the increase in the Company's authorized share capital to 750,000,000 shares of common stock.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Mr. Amir Adnani, our President and Chief Executive Officer, at the following address and phone number:

Amir Adnani, President and Chief Executive Officer
500 North Shoreline, Ste. 800N
Corpus Christi, Texas 78471
Tel: (361) 888-8235

You may read and copy any reports, statements or other information we have filed at the Public Reference

Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

No expert or counsel named in this registration statement as having prepared or certified any part of this registration statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 6.     Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes ("NRS"), our Articles of Incorporation and our Bylaws.

NRS Section 78.7502 provides that:

1.     a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

2.     a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

3.     to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)     by our stockholders;

(b)     by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)     if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

(d)     if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e)     by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit Number	Description of Exhibit
4.1	2009 Stock Incentive Plan, as amended May 25, 2010.(1)
5.1	Legal Opinion of McMillan LLP.(1)
23.1	Consent of McMillan LLP.(2)
23.2	Consent of Ernst & Young LLP.(1)
23.3	Consent of Deloitte & Touche LLP.(1)
24.1	Power of Attorney (Included in Signature Page).

(1)     Filed as an exhibit to this registration statement on Form S-8.
(2)     Included in Exhibit 5.1

Item 9.     Undertakings.

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)     to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)     to include any material information with respect to the plan of distribution.

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 14(d) of the Exchange Act that are incorporated by reference into this registration statement.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on the 4th day of February, 2011.
URANIUM ENERGY CORP. By: /s/ Amir Adnani Amir Adnani President, Chief Executive Officer, Principal Executive Officer and a director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Adnani as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/Amir Adnani Amir Adnani	President, Chief Executive Officer, Principal Executive Officer and a director	February 4, 2011
/s/ Mark Katsumata Mark Katsumata	Chief Financial Officer	February 4, 2011
/s/ Alan P. Lindsay Alan P. Lindsay	Chairman and a director	February 4, 2011
/s/ Harry L. Anthony Harry L. Anthony	Chief Operating Officer and a director	February 4, 2011
/s/ Erik Essiger Erik Essiger	Director	February 4, 2011
/s/ Ivan Obolensky Ivan Obolensky	Director	February 4, 2011
/s/ Vincent Della Volpe Vincent Della Volpe	Director	February 4, 2011
/s/ David Kong David Kong	Director	February 4, 2011

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